                                                                     Exhibit 4.3





================================================================================

                          GALILEO INTERNATIONAL, INC.
                           1997 STOCK INCENTIVE PLAN



                      Established Effective July 30, 1997
                           (As Revised May 1, 1998)

================================================================================

                          GALILEO INTERNATIONAL, INC.
                           1997 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS
                               -----------------

                                                                                  Page
                                                                                  ----
ARTICLE I--INTRODUCTION............................................................. 1
-----------------------

     Section 1.1   Establishment.................................................... 1
     Section 1.2   Purpose.......................................................... 1
     Section 1.3   Structure........................................................ 1
     Section 1.4   Shares Available................................................. 1

ARTICLE II--ADMINISTRATION.......................................................... 2
--------------------------

     Section 2.1   Administrative Committee......................................... 2
     Section 2.2   Authority........................................................ 3
     Section 2.3   Protection....................................................... 4

ARTICLE III--ELIGIBILITY............................................................ 4
------------------------

     Section 3.1   Eligibility for Stock Options.................................... 4
     Section 3.2   Eligibility for Other Awards..................................... 5
     Section 3.3   Factors to Consider.............................................. 5

ARTICLE IV--AWARD OF STOCK OPTIONS.................................................. 6
----------------------------------

     Section 4.1   Option Awards.................................................... 6
     Section 4.2   Incentive Options................................................ 6
            (a)    Exercise Price................................................... 6
            (b)    Maximum Term..................................................... 7
            (c)    Time of Exercise................................................. 7
            (d)    Limits on Stock Option Incentive Awards.......................... 7
            (e)    Payment.......................................................... 8
            (f)    Reload........................................................... 8
            (g)    Loans............................................................ 9
            (h)    Employee Status..................................................10
            (i)    Minimum Exercise Amount..........................................10

     Section 4.3   Nonqualified Stock Options.......................................10
            (a)    Exercise Price...................................................10
            (b)    Maximum Term.....................................................10
            (c)    Employee Status..................................................10
            (d)    Taxation.........................................................10

ARTICLE V--STOCK APPRECIATION RIGHTS.................................................11
------------------------------------

     Section 5.1   SAR Awards........................................................11
     Section 5.2   Price.............................................................11
     Section 5.3   Number of Shares..................................................12
     Section 5.4   Maximum Term......................................................12
     Section 5.5   Time of Exercise..................................................12
     Section 5.6   Benefit Amount....................................................13
     Section 5.7   Payment of the Benefit............................................14

ARTICLE VI--STOCK AWARDS.............................................................14
------------------------

     Section 6.1   Stock Awards......................................................14
     Section 6.2   Grant or Sale.....................................................15
     Section 6.3   Issuance of Stock.................................................15
     Section 6.4   Shareholder Rights................................................16
     Section 6.5   Purchase and Taxation.............................................16
     Section 6.6   Forfeiture or Resale..............................................17
     Section 6.7   Adjustments.......................................................17

ARTICLE VII--PERFORMANCE SHARE AWARDS................................................18
-------------------------------------

     Section 7.1   Awards Authorized.................................................18
     Section 7.2   Performance Shares................................................18
     Section 7.3   Performance Goals.................................................18
     Section 7.4   Settlement in Cash or Stock.......................................19
     Section 7.5   Taxation..........................................................19

ARTICLE VIII--OTHER AWARDS...........................................................19
--------------------------

     Section 8.1  Other Awards.......................................................19

ARTICLE IX--ADJUSTMENTS..............................................................20
-----------------------

     Section 9.1   Affecting Stock...................................................20
     Section 9.2   Affecting the Company.............................................20

ARTICLE X--CHANGES IN CONTROL........................................................21
-----------------------------

     Section 10.1  Consequences......................................................21
     Section 10.2  Changes in Control................................................21



ARTICLE XI--TERMINATION OF EMPLOYMENT.........................................23
-------------------------------------

     Section 11.1  Termination................................................23
     Section 11.2  Non-Employees..............................................24



ARTICLE XII--TERMS AND CONDITIONS OF AWARDS...................................24
-------------------------------------------

     Section 12.1  Contracts and Legends......................................24
     Section 12.2  Stock Registration and Rights..............................24


ARTICLE XIII--NONTRANSFERABILITY..............................................25
--------------------------------


     Section 13.1  Nonalienation of Benefits..................................25

ARTICLE XIV--AMENDMENT AND TERMINATION OF PLAN................................25
----------------------------------------------

     Section 14.1  Board Authority............................................25
     Section 14.2  Effect.....................................................25



ARTICLE XV--MISCELLANEOUS.....................................................25
-------------------------

     Section 15.1  No Contract of Employment..................................25
     Section 15.2  Effective Date of Plan.....................................26
     Section 15.3  Leaves of Absence..........................................26
     Section 15.4  Governing Law..............................................26
     Section 15.5  Successors.................................................26
     Section 15.6  Notices....................................................26
     Section 15.7  Unfunded Plan..............................................27
     Section 15.8  Other Employee Benefit Plans...............................27
     Section 15.9  Securities Law Restrictions................................27
     Section 15.10 Compliance with Rule 16b-3.................................27
     Section 15.11 Award Agreement............................................28
     Section 15.12 Expenses...................................................28


                              GALILEO INTERNATIONAL, INC.
                              1997 STOCK INCENTIVE PLAN



                              ARTICLE I--INTRODUCTION
                              -----------------------


     Section I.1 Establishment. Galileo International, Inc. (the "Company") has adopted the Galileo International, Inc. 1997 Stock Incentive Plan (the "Plan"), as set forth in this document, effective as of the consummation of the initial public offering of common stock by the Company on July 30, 1997.

     Section I.2 Purpose. The purposes of the Plan are to attract, retain and motivate officers, other key and non-key employees, non-employee directors, and consultants of the Company or any Subsidiary, by compensating them for their contributions to the growth and profitability of the Company and by encouraging their ownership of Company common stock. For this purpose, "Subsidiary" includes any "subsidiary corporation" with respect to the Company, as defined in Code
Section 424(f), and any other corporation or entity in which the Company, directly or indirectly, has an equity or similar interest and for which that entity's coverage by the Plan is approved by the Company.

     Section I.3 Structure. To achieve those purposes, the Plan is structured to provide participating individuals with one or more forms of stock-based benefits, including incentive stock options, nonqualified stock options, stock appreciation rights, awards of restricted stock, performance share awards and such other stock-based or cash awards as may from time to time be deemed appropriate under the Plan.

     Section I.4 Shares Available. The maximum aggregate number of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") as to which awards may be granted under the Plan is 8,140,000 shares. The shares so awarded may be authorized but unissued shares, treasury shares (issued shares reacquired by the Company) or any combination of such shares, as determined from time to time by the Committee authorized to administer the Plan, which Committee is described in Article II.

     Such total available number of shares shall be adjusted in accordance with
Article IX below. A share of Common Stock subject to an option which is accompanied by tandem stock appreciation rights shall only be counted once (not as two shares--an option share and an SAR share) towards that maximum. Any shares underlying a substitute award, however shall not count against that maximum limit. For this purpose, a substitute award is any award granted upon assumption of, or in substitution for, outstanding awards previously granted where the new grant is made in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock. The maximum limit shall be increased by:

          (1) the number of shares subject to an Award (or portion thereof) which lapses, expires or is otherwise terminated without the issuance of such shares, and

          (2) the number of shares tendered, actually or by attestation, to pay the exercise price of a stock option or other award.

     In the event that any shares of Common Stock for any reason cease to be subject to an award without being issued to or on behalf of a Participant in the Plan, or are reacquired in any way by the Company from the recipient of an award under the Plan, such shares shall be added to the remaining number of shares of Common Stock then available for subsequent awards under the Plan. However, restricted shares subject to a stock award that expires or is otherwise forfeited under the Plan shall not be available for such re-use under the Plan if those shares were dividend paying.

     The following limits on available awards under the Plan shall also apply:

          (1) in accordance with applicable regulations under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), no participant may be awarded, in any five-year period, stock options or stock appreciation rights which in aggregate relate to more than 750,000 shares of Common Stock;

          (2) in accordance with applicable Code Section 162(m) regulations, no participant may be awarded restricted stock (subject to performance requirements) or performance share units which in aggregate relate to more than 50,000 shares of Common stock for any one performance period; and

          (3) aggregate awards of restricted stock that are not subject to performance requirements shall not exceed 814,000 shares of Common Stock, and such awards may be used only for special situations such as new hires or the conversion of obligations, including cash denominated awards or payments under other plans or arrangements maintained by the Company.


                          ARTICLE II--ADMINISTRATION
                          --------------------------

     Section II.1 Administrative Committee. The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board"), except to the following extent:

          (1) To the extent required by law, the entire Board shall have exclusive authority to grant and set the terms and conditions of stock options for officers and any other individuals who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act");

          (2)  The Board may, from time to time, assume administration of the

Plan or assign to another committee of one or more Company officers, employees or directors responsibility for administration of all or designated portions of the Plan;

          (3) whatever Board or committee is responsible for administration of the Plan, or any portion thereof, may delegate some or all of its authority; provided, however, that the administration of stock options to officers and other individuals who are subject to Section 16(b) of the Exchange Act shall at all times rest with either the Board (as provided in (a) above) or a committee designated by the Board consisting of not less than two individuals all of whom are nonemployee directors of the Company, to the extent necessary to satisfy any applicable conditions of Rule 16b-3, or any successor rule, under Section 16(b) of the Exchange Act.

For purposes of this Plan, the term "Committee" shall refer to whatever committee, entity or individual is then authorized to administer the subject portion of the Plan.

     Section II.2 Authority. The Committee shall have complete authority and power, to be exercised in its discretion, to administer the Plan according to its terms and applicable law, including, without limitation, the following responsibilities:

          (a) to select who shall be eligible for stock options, to grant stock options and to set the terms and conditions of those options, to designate options as incentive or nonqualified options and to determine what other stock-based rights, if any, will be awarded to accompany particular options;

          (b) to select who shall be eligible for stock appreciation rights, to grant such rights and to set the terms and conditions of those awards;

          (c) to select who shall be eligible for awards of restricted stock, to grant such awards and to set the terms and conditions of those awards;

          (d) to select who shall be eligible for performance share awards, to grant such awards and to set the terms and conditions of those awards, including establishing and amending performance periods, measures and objectives on which such awards are based;

          (e) to determine eligibility for and the terms and conditions of any other Common Stock-based or other awards, and to make any such awards, under the Plan;
          (f) to interpret the Plan and all options, rights and awards and agreements entered into in connection with awards made under the Plan;

          (g) to make such rules, regulations and procedures (including benefit claim and appeal procedures) as it deems necessary or appropriate for administering the Plan;

          (h) to make such other determinations as it deems necessary or appropriate for administering the Plan; and

          (i) to employ such professional and clerical assistance as it deems necessary for administering the Plan, including attorneys, consultants, accountants and other persons (any or each of whom may also serve the Company).

The determinations of the Committee shall be final and binding on all interested persons, subject to reconsideration only through the benefit claim and appeal procedures established for the Plan.

     Section II.3  Protection.  The Committee shall be entitled to rely on:

          (1) Company records relating to eligible individuals, to financial performance and to other matters pertinent to the Plan, and

          (2) advice, opinions and other work product of any professionals employed by the Committee.

     No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or awards made thereunder, and all Committee members shall be fully indemnified and protected by the Company for any and all reasonable expenses and liabilities (including settlement payments) incurred by them with respect to their conduct on the Committee, except their own willful misconduct.


                           ARTICLE III--ELIGIBILITY
                           ------------------------

     Section III.1  Eligibility for Stock Options.   All employees, consultants
and nonemployee directors of the Company or any Subsidiary shall be eligible for awards of stock options under the Plan. Options may be awarded from time to time in the Committee's discretion to one or more officers or other employees in the Company's Executive Group. Subject to Section 3.2, options may be awarded to employees not in the Executive Group only when the Committee determines to award stock options to all such employees of the same covered employer at the same time. Nonemployee consultants and nonemployee directors shall be eligible for stock options on the same individualized basis as members of the Executive Group, except members of the Committee (not including those to whom limited administrative authority has been delegated from the Board or Compensation Committee) shall not be eligible for any awards under the Plan.

     For purposes of Plan eligibility, the term "Executive Group" of the Company shall mean all officers of the Company and such other management employees of the Company or any Subsidiary as the Committee shall designate from time to time. For the same purpose, the term "Non-Executive Employees" shall refer to all full-time employees of the Company or any Subsidiary who are not members of the Executive Group. The term "Nonemployee Directors" shall mean those members of the Board who are not employed by the Company or by any airline which is, and was, a Company stockholder on July 30, 1997, the date of the closing of the Company's initial public offering of common stock.

     Section III.2 Eligibility for Other Awards. Only members of the Executive Group and eligible individuals who both work and reside outside the United States are eligible for any awards other than stock options under the Plan, except that the Committee may award stock appreciation rights in tandem with any grant of stock options to any individual who is eligible for stock options. Foreign employees or other foreign eligible individuals may be granted corresponding awards other than stock options, in the Committee's discretion, at times when stock options are being awarded to their domestic United States counterparts.

     Awards to eligible individuals who work and reside outside the United States may be granted and administered subject to additional or overriding terms and conditions as made necessary by the laws of applicable foreign jurisdictions. Such special provisions for foreign awards in particular jurisdictions shall be appended to the Plan from time to time and are hereby incorporated by this reference.

     Section III.3 Factors to Consider. In determining who shall receive what awards and when under the Plan, the Committee shall take into account the nature of the individual's duties, the person's past, present and potential contributions to the Company's growth and success, and such other factors as it shall deem relevant for accomplishing the purposes of the Plan.

     Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with, in replacement of, or as alternatives to, awards or grants previously made under this Plan or under any other plan or agreement maintained by the Company (including its parents, its affiliates, subsidiaries and successors). The Committee may grant to any eligible individual a new award under this Plan, in exchange for the surrender and cancellation of any prior award under this Plan or any other plan, having such terms and conditions as the Committee deems appropriate.

                      ARTICLE IV--AWARD OF STOCK OPTIONS
                      ----------------------------------

     Section IV.1 Option Awards. The Committee shall be authorized to grant stock options from time to time to any one or more individuals or groups eligible for stock options as described in Article III. Each option shall be evidenced by a written agreement which generally shall specify the type of option granted, the number of shares of Common Stock to which the option pertains, the option exercise price, the terms for payment of the exercise price, the vesting schedule for eligibility to exercise the option, the duration of the option, the terms of any related stock appreciation rights or other awards granted in tandem with the option, and such additional provisions as the Committee shall determine. The terms and conditions of option grants and related option agreements need not be identical or uniform, even as to options granted at the same time to individuals within the same eligible class. Examples of additional option provisions the Committee may choose to include, from time to time, shall include, without limitation, a noncompetition agreement, a confidentiality provision, and provisions for forfeiture in the event of termination of employment involuntarily for Cause or voluntarily without Good Reason, as those capitalized terms may be defined elsewhere in this Plan or as may be later defined in a particular award agreement. The Committee also shall have the power, in its discretion, to accelerate vesting and the dates for exercise of any or all options, or any part thereof.

     Section IV.2 Incentive Options. All options granted in accordance with the following terms shall, unless otherwise specified by the Committee in the option agreement, be incentive stock options intended and interpreted to comply with Section 422 of the Code and the regulations thereunder.

          (a) Exercise Price. Except for substitute awards (as described in Section 1.4) and as provided below, the purchase price of the Common Stock covered by each option shall be no less than 100% of the fair market value of the Common Stock on the date the option is granted. That fair market value shall equal the mean between the highest and lowest sales price of the Common Stock as reported on the New York Stock Exchange for the date on which the option is granted. If there are no sales on such date, then the fair market value shall be the same mean value based on sales for the next preceding day for which sales were reported on the NYSE. If the Common Stock is not so traded or quoted, then fair market value shall be determined by the Committee in its sole discretion. The exercise price shall be subject to adjustment as provided in Article IX. The date the option is granted shall be the date on which the Committee adopts a resolution granting the option, provided the recipient is promptly notified and an option agreement is duly executed as of such date; otherwise the Committee shall determine the grant date in a manner consistent with any applicable requirements of the Code and regulations thereunder.

     If the recipient of a stock option grant is, at the time of the grant, the owner (directly or by attribution) of stock of the Company (or its parents or subsidiaries) possessing more than 10% of the combined voting power of all classes of stock issued by any such corporation, then the exercise price instead shall be at least 110% of the fair market value of the Common Stock covered by the option, determined in the same manner as specified above. In no event may the exercise price for any option awarded under the Plan be less than the par value of the Common Stock covered by the option.

          (b) Maximum Term. Subject to earlier termination as provided in Articles IX - XI, each stock option shall expire on the date set in the applicable option agreement. No option may continue more than ten (10) years from the date it is granted. However, no option to any 10% owner described in
(a) above may continue more than five (5) years from the date it is granted.

          (c) Time of Exercise. Subject to acceleration at the Committee's discretion or in the event of a change in control, as defined in Section 10.2, each stock option may be exercised, in whole or in part, within such periods or after such dates (but only during its term) as set forth in the applicable option agreement. In no event, however, will any option be exercisable before the one (1) year anniversary of the date of its grant.

     Unless otherwise required by the option agreement, multiple options awarded to the same individual need not be exercised in the order in which they were granted, but the individual exercising an option must specify, at the time of exercise, which option or portion of an option is being exercised. Absent such designation by the individual, his options will be treated as though exercised in chronological order.

          (d) Limits on Incentive Stock Option Awards. The aggregate fair market value (determined at the time of grant in the manner described in 4.2(a) above) of Common Stock covered by any and all incentive stock options which become exercisable for the first time by any particular individual during a calendar year shall not exceed $100,000. Incentive stock options granted under any other plans of the Company, its parents, subsidiaries, predecessors or successors also shall be counted for purposes of applying this $100,000 limit. To the extent any options granted under this Plan cause that limit to be exceeded for any particular individual during any calendar year, such excess portion of the option(s) shall be considered a nonqualified stock option rather than an incentive stock option. The most recently granted options shall be converted to nonqualified status for this purpose before any longer-standing options. Other than this change to nonqualified status, the option agreement for any such affected option, or portion thereof, shall remain in full force and effect.

          (e) Payment. The exercise price shall be paid in full at the time of exercise. Payment may be made, subject to the Committee's approval:

               (i) in cash, using a personal, certified or cashier's check or other instrument acceptable to the Committee;

               (ii) in shares of Common Stock (previously owned for a period of at least six (6) months, if so required by the Committee), valued on the date of exercise for this purpose using the closing sales price for the last business day preceding the exercise date;

               (iii) by surrender of any other outstanding awards under this
                     Plan or any other plan of the Company (or any parent, subsidiary, predecessor or successor) to such extent and in such manner as is acceptable to the Committee; or

               (iv)  by any combination of those three methods.

     The Committee may allow and approve arrangements for "cashless" exercise, using a broker acceptable to the Committee, for payment of stock options and/or of any tax withholding obligations of the Participant. In accordance with
Section 4.2(g) below, the Company may, but is not obligated to, issue loans to selected substantial option holders, on such terms and conditions as it deems appropriate, to provide them with cash for exercising options under the Plan.

          (f) Reload. In the discretion of the Committee, the grant of any option may be accompanied by a reload option. A reload option may be granted for use by any option holder who satisfies all or part of the exercise price with shares of Common Stock.

The reload option represents an additional option to acquire the same number of shares of Common Stock as is used to pay the exercise price on the original option. The reload option will be subject to all the same terms and conditions as the original option, except that:

               (i) the exercise price of the shares of Common Stock subject to the reload option will be determined using the mean value (or such other method for determining fair market value as provided in Section 4.2(a)) on the date the original option is exercised, and

               (ii) the reload option will conform to all provisions of the Plan in effect at the time the original option is exercised.

          (g) Loans. The Company may make loans to such option holders as the Committee, in its discretion, recommends to the Company (including an option holder who is an officer or director of the Company) in connection with the option holder's exercise of one or more options granted under the Plan. No such loan shall be made where it would constitute a "modification" (as defined in Code Section 424) of any incentive stock option.

     Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine and which are not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates (except in the case of incentive stock options). In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the option holder. No loan shall have an initial term exceeding five years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, shares of Common Stock having a fair market value at least equal to the principal amount of the loan shall be pledged by the option holder to the Company as security for payment of the unpaid balance of the loan. Every loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

          (h) Employee Status. Except as provided in Article XI below, no incentive stock option may be exercised at a time when the option holder is not an employee of the Company, its parent, subsidiary or successor, as determined in accordance with applicable regulations under Code Section 421.

          (i) Minimum Exercise Amount. Subject to the terms of the option agreement, during any period in which an option may be exercised the option holder may exercise his option to purchase any or all of the shares of Common Stock as to which the option has become exercisable.

     Section IV.3 Nonqualified Stock Options. The provisions of Section 4.2 above shall apply equally to the award of nonqualified stock options under the Plan, with the following exceptions:

          (a) Exercise Price. If the Committee so chooses, the exercise price of a nonqualified stock option can be set at less than the fair market value of the shares of Common Stock covered by the option, determined as of the date of the grant.

          (b) Maximum Term. The term of a nonqualified stock option, as set forth in the option agreement, need not be limited to the five (5) and ten (10) year maximums stated in Section 4.3(a) above. In no event, however, shall the term exceed twenty-five (25) years from the date of the grant.

          (c) Employee Status. Nonqualified stock options may be awarded to eligible individuals under Section 3.1 who are not employees of the Company, or its parent, Subsidiary or any successor. Hence, at the time of exercise the option holder also need not be such an employee. However, such options shall expire shortly after the option holder ceases his or her service relationship with the Company as though the option holder had been an employee and his employment terminated when the service relationship ended, applying the rules stated in Article XI.

          (d) Taxation. Upon exercise of a nonqualified stock option, any federal, state or local income tax withholding obligations of the Company relating to income becoming taxable to the option holder in connection with such exercise shall be satisfied:

               (i)  by withholding any portion of the cash benefit, or

               (ii) by withholding from the option holder's allotment of
                    purchased shares a number of full shares of Common Stock.

     Such withholding shall be sufficient in fair market value to meet the amount of such withholding obligation. The Company shall pay cash to the option holder for the value of any fractional share remaining purchased but withheld and not needed to satisfy the withholding amount. Such tax withholding may be satisfied instead by any other method authorized in Section 4.2(e) or 6.5 for such purpose.

     For purposes of measuring any income tax withholding and reporting obligations arising in connection with use of a "cashless" exercise method in connection with the exercise of stock options or any other award under this Plan, where the shares underlying the award are all sold (an "exercise and sale" or "sell to cover" situation) the fair market value of the shares at time of exercise shall be determined from the actual sale price, and where the shares underlying the award are not all sold (an "exercise and hold" situation) that fair market value shall be determined from the closing sale price of the Common Stock as reported on the NYSE for the business day next preceding the exercise date or, if the Common Stock is not so traded, by such other method as the Committee determines in its discretion.

                     ARTICLE V--STOCK APPRECIATION RIGHTS

     Section V.1 SAR Awards. The Committee shall be authorized to grant awards of stock appreciation rights ("SARs") from time to time, in accordance with this Article, to any one or more of the same individuals or groups who are eligible for stock options as described in Article III, subject to Section 3.2. Each SAR will be evidenced by a written agreement specifying such features as the number of shares of Common Stock to which the SAR pertains, the base price per share, the vesting schedule for eligibility to exercise the SAR, the duration of the SAR, whether the SAR is freestanding or is granted in tandem with a stock option, the terms for payment and settlement of the SAR benefits upon exercise, and such additional provisions as the Committee shall determine, including the sort of additional provisions and discretionary acceleration as may apply to stock options under Section 4.1 above. The terms and conditions of SAR awards and related SAR agreements (which may consist of part of the stock option agreement where the SAR is granted in tandem with a stock option) need not be identical or uniform even as to SARs granted at the same time to individuals within the same eligible class. SAR awards may be granted in tandem with stock option awards or may be freestanding.

     Section V.2 Price. The base price per share for any SAR award shall be set by the Committee at not less than 100% of the fair market value per share of the Common Stock which is subject to the SAR. That fair market value shall be determined in accordance with Section 4.2(a) for the date on which the SAR is granted. The date an

SAR is granted shall be the date on which the Committee adopts a resolution awarding the SAR, provided the recipient is promptly ratified and an SAR agreement is duly executed as of such date; otherwise the Committee shall determine and declare the grant date in the SAR agreement.

     Section V.3  Number of Shares.   The number of shares of Common Stock to
which the SAR is subject shall be determined by the Committee and stated in the SAR agreement. If the SAR is granted in tandem with a stock option award, the number of shares covered by the SAR shall equal the number of shares covered by the stock option.

     Section V.4 Maximum Term. Subject to earlier termination or acceleration as provided in Articles IX - XI, each SAR shall expire on the date set by the Committee in the applicable SAR agreement. No SAR may continue more than twenty-five (25) years from the date it is granted. Each tandem SAR shall have the same duration as the stock option to which it is linked.

     Section V.5 Time of Exercise. Subject to acceleration at the Committee's discretion, or as provided in Articles IX - XI below, each SAR may be exercised, in whole or in part, within such periods or after such dates (but only during its term) as set forth in the applicable SAR agreement. In no event, however, will any SAR be exercisable before the one (1) year anniversary of the date of its grant.

     Unless otherwise required by the SAR agreement, multiple SARs awarded to the same individual need not be exercised in the order in which they were granted, but the individual exercising an SAR must specify, at the time of exercise, which SAR or portion of an SAR is being exercised. Absent such designation by the individual, his SARs will be treated as though exercised in chronological order.

     If a freestanding SAR has not been exercised, or neither a tandem SAR nor the related stock option has been exercised, before the end of the day on which the SAR ceases to be exercisable, then the SAR shall be deemed exercised in full on such expiration date, provided that the fair market value (as determined under Section 5.6 below) of the SAR shares exceeds:

          (1)  the base price set for the freestanding SAR, or
          (2) the option exercise price in the case of a tandem SAR.

     A tandem SAR shall be exercisable only at such time(s) as the stock option to which it relates is exercisable, and shall be subject to the restrictions, conditions and other terms of exercise that are applicable to that stock option. Upon the exercise of a tandem SAR, the unexercised option, or the portion of the option to which the exercised portion of the tandem SAR is related, shall simultaneously expire and shall be surrendered unexercised by the tandem SAR holder. Similarly, the exercise of all or any part of the stock option shall cause the simultaneous expiration of the corresponding portion of the tandem SAR, which shall be surrendered unexercised by the holder. The exercise of any part of a tandem SAR shall cause the corresponding option to expire with respect to the same number of shares of Common Stock as was subject to the exercised portion of the SAR, and the same one-to-one relationship holds true for shares under a tandem SAR expiring when all or part of the corresponding stock option is exercised.

     Notwithstanding the foregoing:

          (1)  no right shall be exercisable by an SAR holder who is subject to
Section 16(b) of the Exchange Act without the prior consent of the Committee if such exercise would take place within one year after the date of the initial sale of shares of Common Stock of the Company to the public; and

          (2) a tandem SAR related to an incentive stock option may only be exercised if the fair market value of a share of Common Stock on the exercise date exceeds the option price.

     Section V.6 Benefit Amount. Upon exercise of an SAR, its holder shall be entitled to receive from the Company a benefit having an aggregate value equal to:

          (a)  the excess of:

               (i) the fair market value on the exercise date of one share of Common Stock, over

               (ii) the base price per share of the freestanding SAR or the option exercise price where the SAR was granted in tandem with a stock option, as appropriate, times

          (b) the number of shares of Common Stock with respect to which the SAR at that time is being exercised.

Such benefit, once so determined, shall then be adjusted (before payment) for any tax withholding in accordance with Section 5.7 below.

     The fair market value of a share of Common Stock on the date of exercise of an

SAR shall be determined in accordance with Section 4.2(a), subject to using the methods described in Section 4.3(d) where appropriate. The date of exercise shall be the date on which the SAR holder releases for delivery to the Committee his written election to exercise, provided delivery follows promptly in the normal course; otherwise the Committee shall determine the exercise date based on consideration of all relevant facts and circumstances.

     Section V.7  Payment of the Benefit.  The benefit determined under Section
5.6 above may be paid in the form of cash, full shares of Common Stock having the equivalent fair market value (with cash paid in lieu of any fractional share) or any combination thereof, as elected by the SAR holder. If the SAR holder is subject to Section 16(b) of the Exchange Act, then no part of his benefit may be paid in cash unless:

          (1) his exercise of the SAR and his election to receive cash both occur more than six (6) months after the grant date of the SAR and both occur during the window period beginning on the third business day following the date of release by the Company for publication of its quarterly or annual statement of sales and earnings and ending on the twelfth business day following such release date, and

          (2)  the Committee approves such cash form of payment.

     Upon exercise of an SAR, any federal, state or local income tax withholding obligations of the Company relating to income becoming taxable to the SAR holder in connection with such exercise shall be satisfied by withholding from the benefit payment, in cash or an appropriate value of Common Stock as determined by the Committee, a sufficient amount to satisfy the tax withholding obligation. The benefit shall consist of the net amount after such tax withholding. Tax withholding may be satisfied instead by any other method described for that purpose in Section 4.3(d) or 6.5.

                           ARTICLE VI--STOCK AWARDS
                           ------------------------

     Section VI.1 Stock Awards. The Committee shall be authorized to grant stock awards from time to time, in accordance with this Article, to any one or more of the same individuals or groups who are eligible for stock options as described in Article III, subject to Section 3.2. Each stock award shall be evidenced by a written agreement specifying such features as the number of shares of Common Stock being awarded, the price per share (if any), whether the stock award is freestanding or is granted in tandem with or in substitution of any other award under this Plan, and such other terms and conditions as the Committee shall determine, including any restrictions on vesting of the award and on transferability of the shares so awarded. The terms and conditions of stock awards may vary with each individual recipient and with each award.

     Section VI.2  Grant or Sale.   Common Stock may be awarded by grant or sale
to any eligible individual, either separately from or in tandem with any other award under this Plan. If granted, the award shall be considered a bonus for services rendered to the Company. If offered for sale, the Committee shall set the purchase price at the date the award is made, and such price may be less than the fair market value of the Common Stock on such date. The Committee shall set the other terms of the offer, including the exercise period and payment terms.

     If the award is made in tandem with another award under the Plan:

          (1) the exercise of the stock award (if an offer to purchase Common Stock) shall cause the simultaneous forfeiture of the tandem award as to the same number of shares as are then purchased under the stock award;

          (2) the lapse of restrictions on vesting of the stock award shall cause the simultaneous forfeiture and expiration of the tandem award as to the number of shares of Common Stock which then became vested; and

          (3) any exercise of the tandem award shall cause the simultaneous forfeiture of any unvested or unexercised rights under the related stock award as to the same number of shares of Common Stock as were subject to the exercise of the tandem award.

Stock awards not granted or sold in tandem with another award under the Plan shall have no effect on, and shall not be affected by, the exercise of any other award under the Plan.

     Section VI.3  Issuance of Stock.   Upon the grant of a stock award, or upon
the exercise of a stock award which constituted an offer to sell, a stock certificate representing the number of shares of Common Stock so awarded shall be registered in the name of the award recipient but shall be held in custody by the Secretary of the Company for that individual's account until such time as those shares are forfeited, reacquired by the Company, or any restrictions on their vesting lapse; as provided in Section 6.4 below.

     Upon the release of shares of Common Stock from custody due to the lapse of restrictions, the Secretary of the Company shall deliver to the award recipient (or the recipient's beneficiary or estate, as the case may be), as directed by the Committee, a certificate for the number of shares so released. The Company shall not be required to deliver any fractional share but will pay in lieu thereof cash equal to the fair market value (using the closing price of the Common Stock as of the date restrictions lapsed) of such fractional share.

     Section VI.4  Shareholder Rights.   The recipient of a stock award, upon
purchasing Common Stock pursuant to the award or upon grant of an award without a purchase price, generally shall have the rights and privileges of a stockholder to the shares of Common Stock being held in custody for the recipient under Section 6.3 above, including the right to vote such shares, except that the following restrictions will apply:

          (1) the recipient shall not be entitled to delivery of the stock certificates until the Committee instructs the Secretary of the Company that all appropriate restrictions and conditions for such delivery have lapsed or been satisfied;

          (2) none of the shares awarded subject to any restrictions may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by or in respect of the award recipient until such restrictions on vesting and transferability, and any other conditions specified by the Committee, have lapsed or been satisfied; and

          (3) all of the shares awarded subject to any restrictions on vesting and transferability, and all rights of the award recipient to such shares, shall be forfeited and terminated without further obligation on the part of the Company unless the award recipient has remained in service to the Company (or its parents, subsidiaries or successor) until the lapse of all restrictions and the satisfaction of all other conditions applicable to such shares as prescribed by the Committee.

At the discretion of the Committee, dividends with respect to any shares being held in custody under this Article may be either currently paid to the award recipient or withheld by the Company for the recipient's account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Upon the forfeiture of any shares still held in custody, such shares and any withheld dividends related thereto shall be transferred to the ownership and account of the Company without further action by the award recipient who incurred the forfeiture. Any shares on which dividends are currently paid may not, if later forfeited, be available for reuse in subsequent awards under the Plan.

     Section VI.5 Purchase and Taxation. No payment will be required for an award recipient upon the issuance or delivery of any shares under a stock award, except:

          (1)  any purchase price prescribed by the Committee, and

          (2) any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification to the Committee of the amount due.

The Committee may permit such amounts to be paid in:

          (1) shares of Common Stock previously owned (for at least six (6) months, if the Committee so requires) by the award recipient,

          (2) withholding a portion of the shares of Common Stock that would otherwise be distributed to the award recipient in connection with the award, or

          (3)  a combination of cash and shares of Common Stock.

Unless otherwise approved by the Committee, an election by an award recipient who is subject to Section 16(b) of the Exchange Act to use shares of Common Stock withheld from his award distribution under clause (b) above shall be made only during the window period described in Section 5.7(a) above and the Committee shall have sole discretion to consent to or disapprove of any such election (which consent or disapproval may be given at any time after the election to which it relates).

     Section VI.6 Forfeiture or Resale. Any share of stock awarded under this Article shall be forfeited, and any share of Common Stock sold under this Article shall, at the Company's option, be resold to the Company for an amount equal to the purchase price paid therefore, and in either case such forfeited or resold shares shall revert to the Company, if:

          (1) the award recipient violates any noncompetition or confidentiality provision of his stock award agreement, or breaches any other provision of said agreement;

          (2) the award recipient's employment or service with the Company (or its parents, subsidiaries and successors) terminates before restrictions on his rights to vesting and transferability of the shares have lapsed, which date cannot be earlier than the first anniversary of his award; or

          (3) the award recipient's employment with the Company (or its parents, subsidiaries and successors) terminated for Cause.

     Section VI.7 Adjustments. Stock awards shall be adjusted, in accordance with Section 9.1, to reflect any changes in the number of shares, class or features of Common Stock occurring while the award remains in effect. Thus, additional or replacement shares of Common Stock shall be made subject to an outstanding stock award as needed upon a material change in the Common Stock to give that award the same proportionate Common Stock rights as it had when first awarded.

     The Committee may accelerate the vesting or lapse of restrictions on stock awards at any time in its sole discretion.



                     ARTICLE VII--PERFORMANCE SHARE AWARDS
                     -------------------------------------

     Section VII.1  Awards Authorized.   The Committee shall be authorized to
grant performance share awards from time to time, in accordance with this Article, to any one or more of the same individuals or groups who are eligible for stock options as described in Article III, subject to Section 3.2. Each performance share award shall be governed by a written agreement specifying such features as the number of shares of Common Stock being awarded, whether the award is freestanding or is granted in tandem with or in substitution of any other award under this Plan, the performance targets, goals, periods and measures for determining whether, when and to what extent the shares subject to the award will be delivered to the award recipient, and such other terms and conditions as the Committee shall determine, including any restrictions on vesting of the award and transferability of the shares so awarded. The terms and conditions of performance share awards may vary with each individual recipient and with each award.

     Section VII.2  Performance Shares.   Performance shares represent the right
to receive shares of Common Stock, by grant from the Company, at a future time, provided the performance goals specified in the award agreement are satisfied. The award agreement may provide for grants of less than all the shares made subject to the award where the targeted performance goals are not met but lesser stated goals are met. No stock certificate shall be held in custody during the performance period as with stock awards during the restriction period. The award recipient shall have no rights of a shareholder with respect to any shares subject to a performance share award unless and until such shares are actually delivered in accordance with the terms of the award agreement and this Plan.

     Section VII.3  Performance Goals.   The Committee shall determine the
period over which performance shall be measured, the measures of performance, the performance goals, the weighting of multiple performance goals where applicable, and the levels of performance at which all or some of the shares subject to the award will become deliverable. The Committee shall have sole discretion to modify performance goals in response to changing circumstances during the term of an award, to determine the extent to which goals have been met and to determine the number of shares, if any, to be distributed under an award in recognition of the achieved levels of performance. Performance goals may be based on Company-wide financial performance, based on performance by smaller units of the Company's business, based on individual performance, or based on any combination of such areas of performance. Performance periods shall not be based on the individual award recipient's duration of employment, but if an award recipient terminates employment before the end of a performance period, that recipient may, if the award agreement so provides, receive a pro rata share of any benefit that is earned for the entire performance period based on the relative duration of his employment under an award in that performance period. Any shares not earned and distributable under the terms of a performance share award shall be forfeited and remain with the Company for reuse under this Plan.

     Section VII.4 Settlement in Cash or Stock. Within sixty (60) days after the end of the performance period, or if later within thirty (30) days after consolidated financial statements for such period are completed and accepted by the Company, the Committee shall determine and declare any shares of Common Stock earned and deliverable under any performance share awards for that performance period. Distribution of such declared benefit shall be made as promptly as practicable thereafter; provided, however, that each award recipient entitled to a distribution may receive such benefit all or in part in cash equal to the fair market value of the Common Stock, determined by its closing price on the NYSE as of the last day of the performance period. The Committee has sole discretion to determine the extent to which such benefit shall be distributed in cash or in shares of Common Stock.

     Section VII.5 Taxation. Any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld and paid promptly upon the award recipient's notification to the Committee of the amount due. Such tax withholding and payment shall be made in the same manner as provided under
Section 4.3(d) or 6.5 above.

                          ARTICLE VIII--OTHER AWARDS

     Section VIII.1 Other Awards. The Committee has the authority and discretion to declare and make from time to time other forms of awards based on Common Stock rights and values, on such terms and conditions as the Committee deems appropriate and consistent with the purposes of this Plan and the interests of the Company. Such awards may provide for deferral of compensation through equity-based units, for cash payments based in whole or in part on the value or future value of Common Stock, for the grant or acquisition (currently or in the future) of Common Stock, for any combination of such awards, or for any other equity-related awards. Other awards may also include cash benefits based on one or more criteria determined by the Committee which may be unrelated to the value of the Common Stock. Each award shall be evidenced and governed by a separate award agreement.

                            ARTICLE IX--ADJUSTMENTS

     Section IX.1 Affecting Stock. Appropriate adjustment in the maximum number of shares of Common Stock issuable pursuant to the Plan, the number of shares subject to awards under the Plan, the exercise price with respect to options and tandem SARs and the base price with respect to freestanding SARs, shall be made to give effect to any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, spin-out, or other distribution of assets to stockholders, stock distributions or combination of shares, assumption and conversion of outstanding awards due to an acquisition by the Company of the stock or assets of any other corporation, payment of stock dividends, other increase or decrease in the number of shares with respect to which awards may be granted under the Plan, or in the number of shares subject to outstanding awards, but such adjustment shall be made only in the event that such adjustment, together with all respective prior adjustments which were not made as a result of this provision, involves a net change of more than ten (10) percent:

          (1) from the number of shares of Common Stock with respect to which awards may be granted under the Plan, or

          (2) with respect to each outstanding option, from the respective number of shares of Common Stock subject thereto on the date of grant thereof.

The Committee shall have the discretion, but not the obligation, to make adjustments involving a net change of ten (10) percent or less.

     If the number of shares of Common Stock subject to an option has been adjusted pursuant to this paragraph, and tandem SARs or freestanding SARs have been granted to the holder of such option, or restricted stock has been granted or sold to the holder of such option in tandem with the grant of such option, then the number of such SARs or of such shares of restricted stock shall be adjusted as necessary to maintain the ratio between the number of shares subject to such option and the number of such SARs or shares of restricted stock. The decision of the Committee as to the amount and timing of any such adjustments shall be conclusive.

     Section IX.2 Affecting the Company. In the case of dissolution of the Company,

          (1) every option and SAR granted to an Executive Group member outstanding hereunder shall terminate, notwithstanding any restrictions and conditions that may be contained in his option agreement, and

          (2) the restrictions and conditions on restricted stock held by such employee shall lapse and the holders of such restricted stock shall have all the rights of a stockholder with respect to participation in the dissolution.

Each such option and SAR holder shall have 30 days prior written notice of such event, during which time he shall have a right, subject to the $100,000 limit in
Section 4.2(d), to exercise his partly or wholly unexercised option and SAR (without regard to installment exercise limitations, if any).

                         ARTICLE X--CHANGES IN CONTROL

     Section X.1 Consequences. In the event of termination of a participant's employment by the Company without Cause or, in certain cases, by the participant for Good Reason, as such terms may be defined in the applicable award agreements, within two years of a change in control, all such participant's outstanding stock options and stock appreciation rights will become fully exercisable, all restrictions and conditions of all stock awards then held by such participant will lapse, and all performance share awards held by such participant will be deemed to have been fully earned. In the case of a change in control caused by a merger or consolidation involving the Company, but in which the Company either is not the surviving corporation or becomes a wholly owned subsidiary of another entity, outstanding and unexercised stock options held by a participant will be converted into options to acquire common stock of the survivor on substantially the same terms and conditions as the original option, with appropriate adjustments as to the number and kind of shares and exercise prices.

     Section X.2 Changes in Control. For purposes of this Plan, a "change in control" shall be deemed to have occurred when:

          (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of the Airline Shareholders (an "Acquiring Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33_% of the then outstanding voting stock of the Company (49% of the then outstanding voting stock of the Company if such person or group includes any of the Airline Shareholders);

          (b) the stockholders of the Company and a majority of the non-employee directors of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66_% of the combined voting power of the voting securities of the Company, such surviving entity or the parent of such surviving entity outstanding immediately after such merger or consolidation;

          (c) the stockholders of the Company approve a plan of reorganization (other than a reorganization or liquidation under the United States Bankruptcy Code or complete liquidation of the Company) or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

          (d) during any period of two consecutive years (beginning on or after the effective date of the Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, no longer constitute a majority of the Board; provided, however, that a change in control shall not be deemed to have occurred in the event of:

               (i) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company if such sale or conveyance does not materially affect the beneficial ownership of the Company's capital stock; or

               (ii) any transaction undertaken for the purpose of
                    reincorporating the Company under the laws of another jurisdiction, if such sale or conveyance does not materially affect the beneficial ownership of the Company's capital stock.

For the purpose of this definition of change in control, "Airline Shareholder" means any of British Airways, KLM Royal Dutch Airlines, SAirGroup, United Airlines, or US Airways.

                     ARTICLE XI--TERMINATION OF EMPLOYMENT

     Section XI.1 Termination. In the event that the employment of an employee to whom an award has been granted under this Plan shall be terminated, such outstanding award may be exercised (to the extent the employee was entitled to do so at the termination of his employment), subject to all applicable provisions of this Plan, by the earlier of:

          (1)  ninety (90) days after such termination date, or

          (2) the date such award would otherwise expire according to the award agreement.

The earlier of those dates shall become the new expiration date of the award and the award shall become vested and exercisable as of such employment termination date. However, if the award involves restricted stock, any shares as to which the restrictions have not lapsed as of the date the employee's employment terminates shall be forfeited immediately and reclaimed by the Company.

     If termination of employment is due to the employee's total disability, then the ninety (90) day period for exercise under clause (a) above shall instead be one year. If the Participant dies either after termination of employment but before exercising any outstanding award, or while employed, the award shall vest upon the Participant's death and then remain exercisable:

          (1) in the case of an incentive stock option, within the remainder of the ninety (90) day or one year (if the Participant had a total disability) period the Participant had to exercise the option following termination of employment; or

          (2) in the case of a nonqualified stock option, until the expiration of one year from the Participant's death.

The extended post-termination of employment exercise rights described in this paragraph shall apply only to stock option awards and any tandem awards of stock appreciation rights. The employee's designated beneficiary (or, if none, the deceased employee's estate or the recipient of an applicable bequest under that estate) may exercise an award during the remaining exercise period following the employee's death.

     For this purpose, "total disability" shall mean the permanent inability of an employee, as a result of accident or illness, to perform substantially all of the duties pertaining to such employee's occupation or employment for which the employee is suited by reason of previous training, education and experience, as determined by the Committee. A determination made under any long-term disability benefit plan covering the employee that the employee is disabled for purposes of entitlement to benefits under that plan may be relied upon by the Committee as sufficient evidence of "total disability" for purposes of this Plan.

     Section XI.2 Non-Employees. The service for the Company (or any of its parents, affiliates, Subsidiaries or successors) of a non-employee who has received an award under the Plan, such as a consultant or non-employee director, shall be treated under this Plan as though it were employment by an employee of the Company under this Article. Thus, Sections 12.1 and 12.2 also shall apply to such non-employees in the event their service is terminated.

                  ARTICLE XII--TERMS AND CONDITIONS OF AWARDS

     Section XII.1 Contracts and Legends. Each key employee shall agree to such restrictions and conditions and other terms in connection with the exercise of any award, including restrictions and conditions on the disposition of the Common Stock acquired upon the exercise, grant or sale thereof, as the Committee may deem appropriate. The certificates delivered to a participant or to the Secretary of the Company evidencing the shares of Common Stock acquired upon exercise of an award may, and in the case of a grant or a sale under a stock award shall, bear a legend referring to the restrictions and conditions and other terms contained in the respective option agreement or award agreement and the Plan, and the Company may place a stop transfer order with its transfer agent against the transfer of such shares. If requested to do so by the Committee at the time of exercise of an option or sale of restricted stock, each participant shall execute a written instrument stating that he is purchasing the Common Stock for investment and not with any present intention to sell the same.

     Section XII.2 Stock Registration and Rights. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, if deemed necessary or appropriate by the Committee, for any of the Common Stock, options, SARs, and other securities reserved for issuance or that may be offered under the Plan. A participant shall have no rights as a stockholder with respect to any shares covered by an option granted to, or exercised by, him until the date of delivery of a stock certificate to him for such shares, or with respect to restricted stock granted or sold to him under a stock award, until the date of delivery of a stock certificate representing such vested restricted stock to the Secretary of the Company on his behalf. No adjustment other than pursuant to Article IX hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

                       ARTICLE XIII--NONTRANSFERABILITY

     Section XIII.1 Nonalienation of Benefits. Except in connection with unrestricted Common Stock issued pursuant to an award, awards granted under the Plan and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypotheticated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process. The granting of an option or other award shall impose no obligation upon the award recipient to exercise such option or award.

                ARTICLE XIV--AMENDMENT AND TERMINATION OF PLAN

     Section XIV.1 Board Authority. The Board may at any time terminate, suspend or modify (by written amendment) the Plan, without the authorization of stockholders to the extent allowed by law, including (without limitation) any rules issued by the Securities and Exchange Commission under Section 16 of the Exchange Act. The Committee may amend in writing or terminate any award agreement made under the Plan, to the extent not yet exercised.

     Section XIV.2 Effect. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any participant under an award granted before the date of such termination, suspension or modification, unless such participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right. Any member of the Board who is an officer or employee of the Company shall be without vote on any proposed amendment to the Plan, or on any other matter, which might affect that member's individual interest under the Plan.

                           ARTICLE XV--MISCELLANEOUS

     Section XV.1 No Contract of Employment. Neither the adoption of the Plan nor the grant of any award shall be deemed to obligate the Company or any Subsidiary to continue the employment of any employee for any particular period, nor shall the granting of an award constitute a request or consent to postpone the retirement date of any employee.

     Section XV.2 Effective Date of Plan. The Plan shall become effective upon adoption by the Board; provided, however, that it shall be submitted for approval by the holders of a majority of the outstanding shares of common stock of the Company present, or represented, and entitled to vote at a stockholders' meeting held not later than 12 months thereafter, and awards granted prior to such stockholder approval shall become null and void if such stockholder approval is not obtained.

     Section XV.3 Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan regarding any leave of absence taken by an employee who is the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine:

          (1) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and

          (2) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any employee who takes such leave of absence.

     Section XV.4 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware and, where applicable, the federal laws and regulations referenced herein.

     Section XV.5 Successors. In the event of a sale of substantially all of the assets of the Company, or a merger, consolidation or share exchange involving the Company, all obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on the successor to the transaction. Employment of an employee with such a successor shall be considered employment of the employee with the Company for purposes of the Plan.

     Section XV.6 Notices. Notices given pursuant to the Plan shall be in writing and shall be deemed received when personally delivered or five days after mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid. Notice to the Company shall be directed to:

                 Senior Vice President, Human Resources and Corporate Relations Galileo International, Inc.
                 9700 West Higgins Road, Suite 400
                 Rosemont, Illinois  60018


with a copy to:  General Counsel, at the same address.

     Section XV.7 Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

     Section XV.8 Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company.

     Section XV.9 Securities Law Restrictions. The Committee may require each eligible individual purchasing or acquiring shares of Common Stock pursuant to a stock option or other award under the Plan to represent to and agree with the Company in writing that such eligible individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

     Section XV.10  Compliance with Rule 16b-3.

          (1) The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any award agreement in a manner consistent therewith. To the extent any provision of the Plan or award agreement or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan or an award agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan or such award agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned.

          (2) Notwithstanding anything contained in the Plan or any award agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

     Section XV.11 Award Agreement. The Committee shall determine the form and terms of any award agreement issued to a Participant as evidence of the Participant's rights under any award granted under the Plan. Such award agreement may be in the form of a unilateral offer or certificate and it need not require the Participant's signature, or the signature of a Company representative, to be valid unless the Committee so requires. In the event of any conflict or inconsistency between the Plan and any award agreement, the Plan shall govern, and the award agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

     Section XV.12 Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

     IN WITNESS WHEREOF, this 1997 Stock Incentive Plan, having been first duly adopted, is hereby executed below by a duly authorized officer, to take effect as provided herein.


                                GALILEO INTERNATIONAL, INC.



                            By:
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                            Its:
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